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                                                                    EXHIBIT 23.1


    CONSENT OF ERNST & YOUNG AUDITORES INDEPENDENTES S.S., REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the caption "Experts" and to the use of our report dated February 22, 2005, in the Registration Statement (Form F-1) and related Prospectus of Gol Linhas Aereas Inteligentes S.A. (formerly known as Gol Transportes Aereos S.A.), for the registration of its non-voting preferred shares.

                   Ernst & Young Auditores Independentes S.S.


                             Maria Helena Pettersson
                                     Partner


Sao Paulo, Brazil
April 26, 2005